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                                 EXHIBIT 10.30

               SECOND AMENDMENT TO REAL ESTATE OPTION AGREEMENTS

               BETWEEN THE DEVELOPMENT CORPORATION OF KNOX COUNTY

                                      AND

                         WELLS DEVELOPMENT CORPORATION
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               SECOND AMENDMENT TO REAL ESTATE OPTIONAGREEMENTS
               ------------------------------------------------
                   (LOTS 10 & 11, CENTERPOINT BUSINESS PARK)


     THIS SECOND AMENDMENT (the "Second Amendment") is made and entered into as of the 7th day of October 1998 by and between THE DEVELOPMENT CORPORATION OF KNOX COUNTY (hereinafter referred to as "Seller"), and WELLS DEVELOPMENT CORPORATION (hereinafter referred to as "Purchaser").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Seller and Purchaser entered into that certain Real Estate Option Agreement dated as of April 22, 1998, with respect to Lot 11 of CenterPoint Business Park, and that certain Real Estate Option Agreement dated as of June 21, 1998, with respect to Lot 10 of CenterPoint Business Park (collectively, the "Original Option Agreements") (Lots 10 and 11 of CenterPoint Business Park, as more particularly described in Exhibit "A" to the Original Option Agreements, being collectively referred to as "Premises"); and

     WHEREAS, Seller and Purchaser entered into that certain Amendment to Real Estate Option Agreement dated September 8, 1998 (the "First Amendment") (the Original Option Agreements as modified by the First Amendment being hereinafter referred to as the "Option Agreements"); and

     WHEREAS, Seller and Purchaser desire to modify and amend the Option Agreements, all upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration TEN DOLLARS ($10.00) and other good and valuable consideration in hand paid by each party hereto the other, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:


     1. Terms used herein and denoted by their initial capitalization shall have the meanings set forth in the Option Agreements unless specifically indicated herein to the contrary. In the event of any conflict or inconsistency between the terms and conditions of this Second Amendment and of the Option Agreements, the terms and conditions of this Second Amendment shall govern and control.

     2. Seller shall be obligated to repurchase the Premises from Purchaser on or before December 1, 1998, in the event Purchaser does not obtain, on or before November 15, 1998, all approvals necessary to construct the approximately 70,000 square foot office building contemplated by Purchaser (limited to a Certificate of Appropriateness from the Tennessee Technology Corridor Development Authority and a Use on Review approval of Purchaser's development plan from the Metropolitan Planning Commission and approval of Purchaser's plans by Seller under and pursuant to the Protective Covenants for CenterPoint Business Park, as corrected by Corrected Version, Protective Covenants for CenterPoint Business Park, as corrected by CenterPoint Business Park Design Standards and Restrictive Covenants, as amended).

The purchase price shall be the same as the purchase price paid by Purchaser to Seller, less a 5% realtor fee of $40,625.00 to Adevco Realty Group, LLC, and shall be payable by Seller to Purchaser at the closing in cash, by cashier's check, by wire transfer of immediately available federal funds or by other method acceptable to Purchaser.


Agreed to by:


/s/ Michael Berndt                                         10/7/98
------------------------------------                      -----------
Michael Berndt, Wells Development                         Date


/s/ Melissa A. Ziegler                                    10/7/98
-----------------------------------------------           ------------
Melissa A. Ziegler, The Development Corporation           Date

Title to the Premises shall be conveyed by Purchaser to Seller by limited warranty deed, subject only to such title exceptions in existence at the date the Premises were originally conveyed by Seller to Purchaser. Purchaser shall pay any real estate taxes attributable to Purchaser's period of
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ownership of the Premises, and for any utility assessments or fees resulting from Purchaser's activities on the Premises. Current real property taxes and installments of special assessments shall be prorated as of the date of closing. Seller shall bear the cost of any title insurance coverage desired by Seller. Seller shall pay the state transfer tax imposed in connection in connection with the limited warranty deed from Purchaser to Seller. Purchaser shall pay the fees and expenses of Seller's and Purchaser's attorneys in connection with the transfer of the Premises from Purchaser to Seller. In the event Purchaser has undertaken any excavation or clearing activities on the Premises, then at or prior to such closing, Purchaser shall grade the surface of the Premises to approximately the same contours as existed on the date of Closing, and shall seed the graded portion with grass seed. The provisions of this Paragraph shall survive the Closing of the transfer of the Premises from Seller to Purchaser.

     3. The Premises shall be conveyed by Seller to Purchaser free and clear of (and Seller shall waive any and all rights under) any repurchase option in favor of Seller otherwise contained in the CenterPoint Business Park Design Standards and Restrictive Covenants recorded at Deed Book 2261, page 805, in the Register's Office for Knox County, Tennessee.

     4. As expressly modified by this Second Amendment, the Option Agreements shall remain in full force and effect, and are expressly ratified and confirmed by the parties hereto. The terms of this Second Amendment shall supersede and control over any conflicting or contrary terms in the Option Agreements. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns.

          IN WITNESS WHEREOF, Seller and Purchaser have caused this Second Amendment to be duly authorized, executed and delivered as of the day and the year first above written.


                     "SELLER":
                      ------


                     THE DEVELOPMENT CORPORATION OF KNOX COUNTY


                     By:  /s/ Melissa A. Ziegler
                          -----------------------
                     Its: Executive Director
                          -----------------------

                               (SEAL)



                     "PURCHASER":
                      ---------


                     WELLS DEVELOPMENT CORPORATION


                     By:  /s/ Michael Berndt
                          ------------------------
                     Its: Vice President
                          ------------------------

                               (SEAL)

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